POWER OF ATTORNEY
                                -----------------

         Known by all these present, that the undersigned hereby constitutes and appoints Marc J. Blazer and John F. W. Hunt as true and lawful attorneys-in-fact (each an "ATTORNEY-IN-FACT" and, collectively, the "ATTORNEYS-IN-FACT"), each, individually or jointly, to have full power to act in my name, place and stead and on my behalf to do and execute all or any of the following acts, deeds and things:

     1) To execute and file for and on my behalf, in my capacity as one or more of an officer, director or significant shareholder of Overture Acquisition Corp. or any of its subsidiaries (collectively, the "COMPANY"), reports or other filings under Section 16 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules thereunder, including without limitation, Forms 3, 4 and 5, including any amendments, corrections, supplements or other changes thereto;

     2) To do and perform any and all acts for and on my behalf that such Attorneys-in-Fact (in the sole discretion of such Attorneys-in-Fact) determine may be necessary or desirable to complete and execute any such reports or other filings and timely file same with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

     3) To take any other action of any type whatsoever in connection with the foregoing which, in the sole opinion of such Attorneys-in-Fact, may be of benefit to, in the interest of or legally required by me, it being understood that the documents executed by such Attorneys-in-Fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorneys-in-Fact may approve in such Attorneys-in-Fact's discretion.

         I hereby grant to each Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done (in such Attorney-in-Fact's sole discretion) in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the Attorneys-in-Fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I acknowledge that the Attorneys-in-Fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Exchange Act.

         This Power of Attorney shall remain in full force and effect until I am no longer subject to Section 16 of the Exchange Act with respect to the my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the Attorneys-in-Fact.

         LIABILITY. Each Attorney-in-Fact shall have no liability or obligation with respect to the powers granted herein except for and to the extent of such Attorney-in-Fact's willful misconduct. In no event shall any Attorney-in-Fact be liable for incidental, indirect, special, consequential or punitive damages.

         SEVERABILITY. The provisions of this Power of Attorney shall be deemed severable, and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof; provided that if any provision of this Power of Attorney, as applied to me or to any Attorney-in-Fact or any circumstance, is adjudged by any governmental body, arbitrator or mediator not to be enforceable in accordance with its terms, then such governmental body, arbitrator or mediator shall have the power to modify the provision in a manner consistent with the objectives of this Power of Attorney such that it is enforceable, and/or to delete specific words or phrases, and in it its reduced form, such provision shall be enforceable and shall be enforced, but in any case, only to the extent required to make such provision enforceable.

         GOVERNING LAW. THIS POWER OF ATTORNEY SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY AND ACCORDING TO, THE LAWS OF THE CAYMAN ISLANDS, EXCLUDING ANY CONFLICT OF LAWS PRINCIPLE WHICH, IF APPLIED, MIGHT PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.


                            [Signature page follows.]













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         IN WITNESS WHEREOF, I have executed this Power of Attorney as a deed as of January 22, 2008.


                                Signature: /s/ Paul S. Pressler
                                           -------------------------------------

                                Name:      Paul S. Pressler
                                           -------------------------------------


                                Witness:   /s/ Elsa D. Sprunt
                                           -------------------------------------

                                Name:      Elsa D. Sprunt
                                           -------------------------------------